Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Combined Financial Statements (pro forma financial statements) have been derived from the historical consolidated financial statements of CenterPoint Energy, Inc. (CenterPoint Energy) and Vectren Corporation (Vectren). The following pro forma financial statements should be read in conjunction with:

•	the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

•

the consolidated financial statements of CenterPoint Energy for the year ended December 31, 2018, included in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission (SEC) on February 28, 2019;

•

the unaudited consolidated financial statements of CenterPoint Energy for the six months ended June 30, 2019, included in CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 (Q2 2019 Form 10-Q), filed with the SEC on August 7, 2019; and

•	the consolidated financial statements of Vectren for the year ended December 31, 2018, filed as Exhibit 99.1 to this Current Report on Form 8-K.

Vectren Merger

On February 1, 2019 (Closing Date), the merger (Vectren Merger) contemplated by the Agreement and Plan of Merger dated as of April 21, 2018 (Merger Agreement), by and among CenterPoint Energy, Vectren and Pacer Merger Sub, Inc., an Indiana corporation and wholly-owned subsidiary of CenterPoint Energy (Merger Sub), was completed. Pursuant to the Merger Agreement, on and subject to the terms and conditions set forth therein, Merger Sub merged with and into Vectren, with Vectren continuing as the surviving corporation in the Vectren Merger and becoming a wholly-owned subsidiary of CenterPoint Energy. Under the Merger Agreement, CenterPoint Energy paid cash consideration of approximately $6.0 billion, based upon the “Merger Consideration” (as defined in the Merger Agreement) of $72.00 per share for each share of common stock of Vectren issued and outstanding immediately prior to close of the Vectren Merger. These amounts did not include a stub period cash dividend of $0.41145 per share, which was declared, with CenterPoint Energy’s consent, by Vectren’s board of directors on January 16, 2019, paid to Vectren stockholders as of the record date of February 1, 2019.

Financing

In anticipation of the Vectren Merger, in August and October 2018, CenterPoint Energy completed registered public offerings of its Common Stock, Series A Preferred Stock, Series B Preferred Stock and Senior Notes (in each case defined below and collectively, Merger Financings). These offerings provided total net proceeds of approximately $5.0 billion for the partial funding of the Merger Consideration. CenterPoint Energy funded the remaining balance of the Merger Consideration after completion of the Merger Financings by issuances of commercial paper.

The pro forma financial statements give effect to the following, including the net proceeds of the Merger Financings, as well as the issuance of commercial paper, that were completed prior to the Closing Date (see Note 2 for further details):

•	$790 million from the issuance of CenterPoint Energy’s Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock (Series A Preferred Stock) completed on August 22, 2018;

•	$950 million from the issuance of CenterPoint Energy’s 7.00% Series B Mandatory Convertible Preferred Stock (Series B Preferred Stock) completed on October 1, 2018;

•	$1.8 billion from the issuance of CenterPoint Energy common stock, par value $0.01 per share (Common Stock), completed on October 1, 2018;

•	$1.5 billion from the issuance of CenterPoint Energy senior notes (Senior Notes) completed on October 5, 2018; and

•	approximately $1.0 billion of commercial paper issued beginning in January 2019.

The Unaudited Pro Forma Condensed Combined Statements of Income (pro forma statements of income) for the six months ended June 30, 2019 and the year ended December 31, 2018, give effect to the Vectren Merger as if it were completed on January 1, 2018. A pro forma condensed combined balance sheet as of June 30, 2019 has not been included as the Vectren Merger is reflected in the historical condensed consolidated balance sheet as of June 30, 2019 disclosed in CenterPoint Energy’s Q2 2019 Form 10-Q.

The historical financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the Vectren Merger, (ii) factually supportable and (iii) expected to have a continuing impact on the consolidated results following the Vectren Merger.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read with the pro forma financial statements. Because the pro forma financial statements have been prepared based on preliminary estimates, the total amounts recorded may differ materially from the information presented in the pro forma financial statements. These estimates are subject to change pending further review of the assets acquired and liabilities assumed in the Vectren Merger and the final purchase price allocation of the Vectren Merger as disclosed in CenterPoint Energy’s Q2 2019 Form 10-Q.

The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of the results of operations that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations.

CENTERPOINT ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

For the Six Months Ended June 30, 2019

	CenterPoint Energy Historical	Vectren Historical January 2019 Only	Pro Forma Adjustments (Note 3)		CenterPoint Energy Pro Forma
	(In Millions, Except Per Common Share Amounts)
Revenues:
Utility revenues	$3,716	$181	$—		$3,897
Non-utility revenues	2,613	68	—		2,681

Total	6,329	249	—		6,578

Expenses:
Utility natural gas, fuel and purchased power	999	75	—		1,074
Non-utility cost of revenues, including natural gas	2,161	20	—		2,181
Operation and maintenance	1,745	133	(37	) (e)	1,804
			(37	) (h)
Depreciation and amortization	653	25	(11	) (b)	667
Taxes other than income taxes	239	8	—		247

Total	5,797	261	(85)		5,973

Operating Income	532	(12)	85		605

Other Income (Expense):
Gain on marketable securities	147	—	—		147
Loss on indexed debt securities	(154)	—	—		(154)
Interest and other finance charges	(255)	(5)	—		(260)
Interest on Securitization Bonds	(22)	—	—		(22)
Equity in earnings of unconsolidated affiliates, net	136	—	—		136
Other, net	31	—	—		31

Total	(117)	(5)	—		(122)

Income (Loss) Before Income Taxes	415	(17)	85		483
Income tax expense	51	3	22	(f)	76

Net Income (Loss)	364	(20)	63		407
Preferred stock dividend requirement	59	—	—		59

Income available to common shareholders	$305	$(20)	$63		$348

Basic Earnings Per Common Share	$0.61				$0.69

Diluted Earnings Per Common Share	$0.61				$0.69

Weighted Average Common Shares Outstanding, Basic	502				502

Weighted Average Common Shares Outstanding, Diluted	504				504

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

CENTERPOINT ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Year Ended December 31, 2018

	CenterPoint Energy Historical	Vectren Historical	Pro Forma Adjustments (Note 3)		CenterPoint Energy Pro Forma
	(In Millions, Except Per Common Share Amounts)
Revenues:
Utility revenues	$6,163	$1,440	$—		$7,603
Non-utility revenues	4,426	1,253	(3	) (g)	5,676

Total	10,589	2,693	(3)		13,279

Expenses:
Utility natural gas, fuel and purchased power	1,410	503	—		1,913
Non-utility cost of revenues, including natural gas	4,364	405	(2	) (g)	4,767
Operation and maintenance	2,335	1,114	(47	) (e)	3,401
			(1	) (g)
Depreciation and amortization	1,243	292	20	(b)	1,555
Taxes other than income taxes	406	66	—		472

Total	9,758	2,380	(30)		12,108

Operating Income	831	313	27		1,171

Other Income (Expense):
Loss on marketable securities	(22)	—	—		(22)
Loss on indexed debt securities	(232)	—	—		(232)
Interest and other finance charges	(361)	(66)	(45	) (a)	(472)
Interest on Securitization Bonds	(59)	—	—		(59)
Equity in earnings (losses) of unconsolidated affiliates, net	307	(18)	—		289
Other, net	50	5	—		55

Total	(317)	(79)	(45)		(441)

Income Before Income Taxes	514	234	(18)		730
Income tax expense (benefit)	146	29	(4	) (f)	171

Net Income	368	205	(14)		559
Preferred stock dividend requirement	35	—	31	(c)	117
			51	(d)

Income available to common shareholders	$333	$205	$(96)		$442

Basic Earnings Per Common Share	$0.74				$0.88

Diluted Earnings Per Common Share	$0.74				$0.88

Weighted Average Common Shares Outstanding, Basic	449		52	(i)	501

Weighted Average Common Shares Outstanding, Diluted	452		52	(i)	504

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

CENTERPOINT ENERGY, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1)	Basis of presentation

The pro forma statements of income for the six months ended June 30, 2019, and the year ended December 31, 2018, give effect to the Vectren Merger as if it were completed on January 1, 2018.

The pro forma financial statements have been derived from the historical consolidated financial statements of CenterPoint Energy and Vectren. Certain financial statement line items included in Vectren’s historical presentation have been reclassified to conform to corresponding financial statement line items included in CenterPoint Energy’s historical presentation. These reclassifications have no material impact on the historical operating income or net income reported by CenterPoint Energy or Vectren. The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the Vectren Merger, (ii) factually supportable and (iii) expected to have a continuing impact on the consolidated results following the Vectren Merger.

Assumptions and estimates underlying the pro forma adjustments are described in these notes, which should be read in conjunction with the pro forma financial statements. Since the pro forma financial statements have been prepared based upon preliminary estimates, the final amounts recorded as a result of the Vectren Merger at the conclusion of the measurement period may differ materially from the information presented. These estimates are subject to change pending further analysis during the measurement period of acquisition accounting.

The Vectren Merger is reflected in the pro forma financial statements as an acquisition of Vectren by CenterPoint Energy, based on the guidance provided by accounting standards for business combinations. See CenterPoint Energy’s Q2 2019 Form 10-Q for further discussion.

The accounting policies used in the preparation of the pro forma financial statements are those described in CenterPoint Energy’s audited consolidated financial statements for the year ended December 31, 2018 and updated in CenterPoint Energy’s Q2 2019 Form 10-Q. The historical income statements for the six months ended June 30, 2019 for CenterPoint Energy and for the month ended January 31, 2019 for Vectren reflect all normal recurring adjustments that are, in the opinion of management, necessary to present fairly the results of operations for the respective periods.

Transaction costs recorded in the historical statements of income have been excluded from the pro forma statements of income as they reflect nonrecurring charges directly related to the Vectren Merger.

The pro forma financial statements do not reflect any pro forma adjustments to the historical results for the realization of any expected cost savings or other synergies nor the costs to achieve synergies from the Vectren Merger as a result of restructuring activities following the completion of the Vectren Merger. Severance costs totaling $61 million incurred during 2019 are reflected in the historical statement of income for the six months ended June 30, 2019. No pro forma adjustment was made to eliminate these costs as they were not directly attributable to the Vectren Merger.

(2)	Financing Transactions

The pro forma financial statements give effect to the following financing transactions discussed below that were completed prior to the Closing Date.

CenterPoint Energy obtained commitments by lenders for a $5.0 billion, 364-day senior unsecured bridge term loan facility (Bridge Facility) to provide flexibility for the timing of the acquisition financing and fund, in part, amounts payable by CenterPoint Energy in connection with the Vectren Merger. Upon execution of the Bridge Facility, CenterPoint Energy deferred debt issuance costs of $25 million in other assets, of which $25 million was amortized as debt issuance expense in the historical statements of income for the year ended December 31, 2018. CenterPoint Energy terminated all remaining commitments under the Bridge Facility promptly following the issuance of the Senior Notes, and these pro forma financial statements do not reflect any borrowings under the Bridge Facility.

On August 22, 2018, CenterPoint Energy completed the issuance of 800,000 shares of its Series A Preferred Stock for net proceeds of $790 million (net of $10 million of issuance costs) with an aggregate liquidation value of $800 million. The Series A Preferred Stock accrue dividends in cash, calculated as a percentage of the aggregate liquidation value, at a fixed annual rate of 6.125% per annum to, but excluding, September 1, 2023, and at an annual rate of 3-month LIBOR plus a spread of 3.270% thereafter. During 2018, CenterPoint Energy utilized the net proceeds of $790 million to temporarily pay down outstanding commercial paper to reduce holding costs.

On October 1, 2018, CenterPoint Energy completed the issuance of 977,500 shares of its Series B Preferred Stock for net proceeds of $950 million (net of $28 million of issuance costs) with an aggregate liquidation value of $978 million. Once declared by the CenterPoint Energy Board of Directors, CenterPoint Energy will pay dividends in cash or shares of Common Stock, calculated as a percentage of the aggregate liquidation value, at a rate of 7% per annum.

On October 1, 2018, CenterPoint Energy completed the issuance of 69,633,027 shares of its Common Stock at a public offering price of $27.25 per share for net proceeds of $1,844 million (net of $54 million of issuance costs).

On October 5, 2018, CenterPoint Energy completed the issuance of $1.5 billion aggregate principal amount of Senior Notes, for net proceeds of $1.49 billion (net of issuance costs of $12 million). The Senior Notes bear interest between 3.60% and 4.25%, with a weighted average interest rate of 3.90%, maturing between 2021 and 2028.

In May 2018, CenterPoint Energy entered into an amendment to its Revolving Credit Facility that increased the aggregate commitments from $1.7 billion to $3.3 billion effective the earlier of (i) the termination of all commitments by certain lenders to provide the Bridge Facility and (ii) the payment in full of all obligations (other than contingent obligations) under the Bridge Facility and termination of all commitments to advance additional credit thereunder, and in each case, so long as the Merger Agreement has not been terminated pursuant to the terms thereof without consummation of the Vectren Merger. The increase in aggregate commitments became effective on October 5, 2018.

For purposes of the pro forma financial statements, CenterPoint Energy has presented the funding of the remaining balance of the Merger Consideration through the issuance of commercial paper of approximately $1 billion beginning on January 7, 2019 with a weighted average interest rate of 2.47% per annum as of August 7, 2019.

(3)	Adjustments to Pro Forma Statements of Income and Earnings Per Share

(a)

Interest and other finance charges. Reflects additional interest expense and amortization of debt issuance costs related to the financing transactions described in Note 2 above. No pro forma adjustments were recorded for the six months ended June 30, 2019 as the financing transactions were substantially completed during 2018, and interest expense on commercial paper borrowings beginning in January 2019 is reflected in the historical statement of income for the six months ended June 30, 2019.

Year Ended December 31, 2018
(in millions)
Annual interest expense related to the issuance of the Senior Notes	$58
Annual amortization of the Senior Notes debt issuance costs (1)	2
Elimination of CenterPoint Energy’s historical interest expense related to the Senior Notes	(15)
Elimination of CenterPoint Energy’s historical amortization of Bridge Facility fees (2)	(25)
Estimated interest expense related to commercial paper (3) (4)	25

Net adjustments to interest and other finance charges	$45

(1)	Reflects total debt issuance costs of $12 million amortized over the weighted-average term of the Senior Notes of 6 years.
(2)	Bridge Facility fees were incurred and fully amortized by CenterPoint Energy during the year ended December 31, 2018.
(3)

An increase or decrease of one-eighth percent to the assumed interest rate would increase or decrease interest expense for the commercial paper by approximately $1 million for the year ended December 31, 2018.

(4)

Reflects interest expense on approximately $1 billion of commercial paper, the amount of commercial paper used to fund the remaining portion of the cash consideration after the application of funds from the Merger Financings at a weighted average interest rate of 2.47% as of August 7, 2019.

(b)

Depreciation and amortization. Reflects the amortization expense (benefit) related to the preliminary purchase accounting adjustments for estimated intangible assets and regulatory assets not earning a return, calculated on a straight-line basis over the estimated weighted average useful lives.

	Weighted Average Useful Lives	Six Months Ended June 30, 2019	Year Ended December 31, 2018
	(in years)	(in millions)
Eliminate historical amortization of intangible assets (1)		$(20)	$(4)
Operation and maintenance agreements	24	—	1
Backlog (2)	1	—	—
Customer relationships	18	6	12
Trade Names	10	3	6
Regulatory assets not earning a return (3)	10	—	5

Net adjustment to depreciation and amortization		$(11)	$20

(1)

Amounts reflected in the historical statements of income of Vectren prior to the Closing Date and in CenterPoint Energy’s historical statements of income directly attributable to the Vectren Merger subsequent to the Closing Date.

(2)

Amortization expense related to backlog amounts has not been included as the weighted average useful life has been estimated at one year and therefore will not have a continuing impact on the consolidated results following the Vectren Merger.

(3)	No pro forma adjustment was necessary for the six months ended June 30, 2019 as the amortization related to regulatory assets not earning a return is reflected in the historical statements of income.

(c)

Series A Preferred Stock dividends. Reflects the incremental accumulated dividends from the issuance of the Series A Preferred Stock of $31 million for the year ended December 31, 2018. Accumulated dividends of $25 million related to Series A Preferred Stock are reflected on the historical statement of income for the six months ended June 30, 2019.

(d)

Series B Preferred Stock dividends. Reflects the incremental accumulated dividends from the issuance of the Series B Preferred Stock of $51 million for the year ended December 31, 2018. Accumulated dividends of $34 million related to Series B Preferred Stock are reflected on the historical statement of income for the six months ended June 30, 2019.

(e)

Transaction costs. Reflects the elimination of non-recurring transaction costs of $37 million for the six months ended June 30, 2019, related to the Vectren Merger incurred by Vectren and $28 million and $19 million for the year ended December 31, 2018, related to the Vectren Merger incurred by CenterPoint Energy and Vectren, respectively, and included in the historical statement of income.

(f)

Income tax expense. Reflects the income tax effects of the pro forma adjustments calculated using an estimated combined company statutory income tax rate of 26% and 24% for the six months ended June 30, 2019 and for the year ended December 31, 2018, respectively. The assumed statutory tax rates do not take into account any possible future tax events that may impact the consolidated company.

(g)

Intercompany transactions. Reflects the elimination of $3 million of non-utility revenues, $2 million of non-utility cost of revenues and $1 million of operation and maintenance expenses for the year ended December 31, 2018 related to transactions between CenterPoint Energy and Vectren. Elimination of transactions between CenterPoint Energy and Vectren for the six months months ended June 30, 2019 are reflected in the historical statement of income.

(h)

Stock-based Compensation. Reflects the elimination of $37 million of non-recurring accelerated stock-based compensation expense recorded in the historical statement of income for the six months ended June 30, 2019. Pursuant to the Merger Agreement, the unvested stock units and performance units of Vectren held by Vectren’s employees and non-employee directors immediately vested and were cashed out immediately following the Vectren Merger.

(i)

Earnings per common share. Reflects the issuance of 69,633,027 shares of Common Stock on October 1, 2018 as if the issuance had occurred on January 1, 2018, resulting in an incremental increase of 52,272,464 weighted average shares of Common Stock utilized in the computation of earnings per common share. Diluted shares outstanding include potential dilution of common stock equivalent shares that may occur if securities to issue common stock were exercised or converted into Common Stock at the maximum conversion rate. Diluted earnings per common share applies the if-converted method by adjusting for the more dilutive effect of the Series B Preferred Stock as a result of either its accumulated dividend for the period in the numerator or the assumed-converted common share equivalent in the denominator. No adjustment for the shares issuable on conversion is reflected in the computation of the pro forma diluted earnings per common share for the six months ended June 30, 2019 or the year ended December 31, 2018 because the assumed conversion of those shares would be anti-dilutive.